Kramer, Levin, Naftalis & Frankel 919 Third Avenue New York,
N.Y. 10022 - 3852



December 27, 1996

 The Tocqueville Trust 1675 Broadway New York, N.Y.  10019

Re:  The Tocqueville Trust

Registration No: 33-8746

 Gentlemen:

                We have acted as counsel to the Tocqueville Trust, a Massachusetts business trust (the "Trust"), in connection with the public offering of the Trust's shares of beneficial interest on behalf of its series, The Tocqueville Fund, The Tocqueville
Small Cap Value Fund, The Tocqueville Asia-Pacific Fund, The Tocqueville Europe Fund, and The Tocqueville Government Fund,
$.01 par value, and on various other securities and general matters. We understand that, pursuant to Rule 24f-2 under the Investment Company Act of 1940, the Trust has registered an indefinite number of shares of beneficial interest under the Securities Act of 1933. We further understand that, pursuant to the provisions of Rule 24f-2, the Trust is filing with the Securities and Exchange Commission the Notice attached hereto making definite the registration of shares of beneficial interest, (the "Shares") sold in reliance upon Rule 24f-2 during the fiscal year ended October 31, 1996.

                We have reviewed, insofar as they relate or pertain to the Trust, the Trust's Registration Statement on Form N-1A filed with the Securities and Exchange Commission under the Securities
Act of 1933 and the Investment Company Act of 1940, as amended to the date hereof, pursuant to which Shares were sold (the
"Registration Statement"). We have also examined originals or copies certified or otherwise identified to our satisfaction of such documents, records and other instruments we have deemed necessary or appropriate for the purpose of this opinion. For purposes of such examination, we have assumed the genuineness of all signatures and original documents and the conformity of the original documents of all copies submitted.



        We are members only of the New York Bar and do not purport of be experts on the laws of any other state. Our opinion herein as to Massachusetts law is based upon a limited inquiry thereof that we have deemed appropriate under the circumstances.

                Based upon the foregoing, we are of the opinion that the Shares have been duly and validly authorized and , assuming that the Shares have been issued and sold in accordance with the Trust's Declaration of Trust and Registration Statement, and that the consideration received therefor was not less than the par value thereof, the Shares which the Rule 24f-2 Notice attached hereto makes definite in number were legally issued, fully paid and non-assessable.



        We consent to the filing of this opinion with the Rule 24f-2 Notice attached hereto.

                                   Very truly yours,

                                  /s/ Kramer, Levin, Naftalis & Frankel